UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1825 S. Grant Street San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2025, Vincerx Pharma, Inc. (“Vincerx”) entered into a non-binding letter of intent (the “Letter of Intent”) with Global Digital Holdings Inc., a Georgia corporation that conducts business under the name QumulusAI (“QumulusAI”), relating to a proposed business combination between Vincerx and QumulusAI. The parties currently contemplate a reverse triangular merger structure, pursuant to which (i) a subsidiary of Vincerx would merge into QumulusAI, (ii) QumulusAI stockholders would receive shares of Vincerx common stock (“Vincerx Common Stock”) in exchange for their shares of QumulusAI capital stock (“QumulusAI Capital Stock”) based on the Exchange Ratio (defined below), and (iii) outstanding options, warrants, and other rights to acquire QumulusAI Capital Stock (“QumulusAI Stock Rights”) would be assumed by Vincerx and converted into options, warrants, and rights to acquire Vincerx Common Stock based on the Exchange Ratio.

QumulusAI powers next generation artificial intelligence with purpose-built, high-performance computing (HPC) infrastructure. Its scalable, energy-efficient solutions are designed to remove the bottlenecks of AI development, ensuring enterprises and innovators have the compute resources they need when they need it.

The conversion of the QumulusAI Capital Stock and QumulusAI Stock Rights would be pursuant to an exchange ratio (the “Exchange Ratio”) intended to result in the following aggregate post-closing percentage ownership: (i) the equity holders of QumulusAI immediately prior to the closing (including all QumulusAI Stock Rights) would own 95% of the equity of the combined company, and (ii) the equity holders of Vincerx immediately prior to the closing (including all outstanding options and warrants) would own 5% of the equity of the combined company. These ownership percentages assume a valuation of $285 million for QumulusAI and $15 million for Vincerx and “net cash” (defined as cash minus liabilities) of zero at closing. To the extent requested by Vincerx, QumulusAI or its designees will invest up to $1.5 million in the equity of Vincerx prior to the closing.

Following the closing of the business combination, the combined company’s board of directors would consist of seven members, all of whom would be designated by QumulusAI. QumulusAI would also determine the composition of senior management of the combined company following the closing.

The parties intend to negotiate a definitive business combination agreement that will incorporate the provisions of the Letter of Intent as well as other terms and conditions typical for transactions of this nature. During the 30-day period from the date of the Letter of Intent, the parties have agreed not to solicit or encourage submission of, or participate in discussions or enter into any agreement regarding, any other acquisition proposal.

Conditions to execution of a definitive business combination agreement include satisfactory completion of due diligence by the parties, execution of appropriate voting support agreements, and approval by the boards of directors of the parties. Conditions to the closing of the business combination include approval by the stockholders of both parties, receipt of government, regulatory, and other third-party approvals, effectiveness of a registration statement relating to the issuance of Vincerx Common Stock in the business combination, listing of the combined company’s common stock on The Nasdaq Stock Market (“Nasdaq”), and satisfaction of other customary conditions to closing for transactions of this type.

The foregoing description of the Letter of Intent does not purport to be complete and is subject to and qualified in its entirety by reference to the Letter of Intent, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On March 18, 2025, Vincerx issued a press release announcing that it had entered into the non-binding Letter of Intent with QumulusAI regarding a business combination. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

As of February 28, 2025, the Company had approximately $3.9 million in cash and anticipates its cash runway will extend into late Q2 2025.

The Company is also updating its disclosures with the following risk factors:

Risks Related to the Proposed Business Combination between Vincerx and QumulusAI

The proposed business combination may not be consummated on the terms described in the non-binding Letter of Intent or at all.

On March 14, 2025, Vincerx entered into a non-binding letter of intent (the “Letter of Intent”) with Global Digital Holdings Inc., a privately-held company that conducts business under the name QumulusAI, relating to a proposed business combination between Vincerx and QumulusAI. Although Vincerx anticipates entering into a definitive business combination agreement in April 2025, no assurance can be given that Vincerx will be able to do so within that timeframe or at all. Execution of a definitive business combination agreement with QumulusAI is subject to a number of conditions in the Letter of Intent, including satisfactory completion of due diligence by each party and, if requested by Vincerx prior to such execution, receipt of up to $1.5 million in equity financing from QumulusAI or its designees, which due diligence and financing have not been completed as of the date of this report, as well as successful negotiation of the terms and conditions of the business combination agreement. In addition, even if Vincerx were to negotiate and enter into a definitive business combination agreement, there is no assurance that the proposed business combination would be consummated on the terms described in the Letter of Intent, or at all.

Failure to enter into a definitive business combination agreement or consummate the proposed business combination could negatively affect Vincerx market price, future business, and financial results.

The terms of a definitive business combination agreement are subject to negotiation, and Vincerx cannot guarantee that the parties will be able to reach acceptable terms. Execution of the definitive business combination agreement is subject to various conditions in the Letter of Intent, including satisfactory completion of due diligence by each party and, if requested by Vincerx prior to such execution, receipt by Vincerx of financing. On February 28, 2025, Vincerx announced that its binding term sheet for a reverse merger with another party was terminated before the parties to that agreement were able to enter into a definitive merger agreement, and Vincerx announced that it was seeking strategic alternatives, including out-licensing, merger and acquisition opportunities (including reverse mergers), the sale of assets and technologies, and winding down operations. In the event the parties are unable to negotiate a definitive business combination agreement or consummate the proposed business combination, it will have a material adverse effect on Vincerx’s business, financial condition, and results of operations, including the following:

•	Incurring costs related to the negotiation of the business combination agreement, such as legal, accounting, and financial advisory fees;

•	Declines in the market price of Vincerx Common Stock to the extent that such market price reflects an assumption that the business combination will be consummated;

•

The diversion of management’s attention from day-to-day business operations and the potential disruption to each company’s employees and other personnel and business relationships during the period the definitive business combination agreement is being negotiated and stockholder approval is being solicited; and

•	Becoming subject to litigation related to the proposed business combination.

Even if the parties are able to enter into a definitive business combination agreement, Vincerx cannot guarantee that the terms will be as described in the Letter of Intent or that the closing conditions set forth in such business combination agreement, including obtaining the requisite stockholder approval and listing the combined company’s shares on Nasdaq, will be satisfied. If Vincerx is unable to satisfy its closing conditions, or if other mutual closing conditions are not satisfied, QumulusAI will not be obligated to complete the business combination.

If the business combination is not completed, Vincerx’s board of directors would need to evaluate other available strategic alternatives, which alternatives may not be as favorable to Vincerx stockholders as the business combination or available at all and could include winding down its operations, which may result in a total loss of stockholders’ investment.

Vincerx and QumulusAI will be subject to various uncertainties while the proposed business combination is pending that could adversely affect the anticipated benefits of the business combination.

Uncertainty about the effect of the proposed business combination on counterparties to contracts, employees, consultants, and other parties may have an adverse effect on Vincerx and QumulusAI. These uncertainties could cause contract counterparties and others who deal with Vincerx or QumulusAI to seek to change existing business relationships and may impair the ability of Vincerx and QumulusAI to attract, retain, and motivate key personnel until the business combination is completed and for a period of time thereafter. Retention and recruitment of employees and consultants may be particularly challenging prior to the completion of the business combination. Vincerx employees and consultants, and the employees and consultants and prospective employees and consultants of QumulusAI, may experience uncertainty about their future roles following the business combination.

The negotiations to enter into a definitive business combination agreement, pursuit of the business combination, and the preparation for the combination of the two companies may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the negotiations, transition, and integration process could affect each party’s business and limit them from pursuing attractive business opportunities and making other changes to their business prior to the entry into a definitive business combination agreement and/or completion of the business combination.

Vincerx expects to incur substantial transaction costs in connection with the proposed business combination.

Vincerx expects to incur a significant amount of non-recurring expenses in connection with the proposed business combination, including legal, accounting, financial advisory, consulting, printing, mailing, and other expenses. In general, these expenses are payable by Vincerx whether or not the business combination is completed. Additional unanticipated costs may be incurred following consummation of the business combination.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Non-Binding Letter of Intent dated March 14, 2025

99.1	Press Release dated March 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate,” or other comparable terms. All statements other than statements of historical facts included in this report are forward-looking statements. Forward-looking statements include, but are not limited to, the negotiation, entry into, and anticipated terms and conditions of, a definitive business combination agreement; expectations regarding the board of directors and management of the combined company; the receipt of financing from QumulusAI or its designees; the assumed valuations of Vincerx and QumulusAI; the anticipated ownership percentages and value to Vincerx and QumulusAI stockholders upon closing; the anticipated terms and conditions to the closing of the business combination; and the risks of the proposed business combination not being consummated. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the control of Vincerx and QumulusAI.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: the satisfactory completion of the parties’ respective due diligence; the ability of the parties to successfully negotiate and enter into a definitive business combination agreement and the actual terms thereof; termination of the Letter of Intent or its exclusivity; Vincerx’s capital requirements and cash runway, including receipt by Vincerx of any necessary financing pursuant to the Letter of Intent; the parties’ ability to satisfy the conditions to closing of the business combination to be contained in a definitive business combination agreement, including stockholder approval from both parties and listing of Vincerx Common Stock on Nasdaq; the risk that any definitive business combination agreement is terminated after it is entered into but before closing; changes in assumptions underlying the terms of the Letter of Intent, including the parties’ respective businesses and finances; market acceptance of the combined company; risks associated with the business of the combined company; the risk that Vincerx Common Stock may be delisted from Nasdaq; general economic, financial, legal, political, and business conditions; and other risks and uncertainties including those set forth in Vincerx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date hereof, and the parties disclaim any obligation to update any forward-looking statements.

Additional Information

In connection with the proposed business combination, Vincerx will file relevant materials with the SEC, including a registration statement on Form S-4 with respect to the issuance of Vincerx Common Stock in the business combination and a proxy statement/prospectus with respect to the special meeting of the stockholders of Vincerx to approve the business combination and related matters, which will be sent to holders of Vincerx Common Stock when it becomes available. Investors and securityholders and other interested parties are urged to carefully read the Form S-4 and proxy statement/prospectus (including any amendments or supplements thereto) and any other documents filed with the SEC when they become available, because they will contain important information about Vincerx, QumulusAI, and the proposed business combination and related matters. Investors and securityholders may obtain free copies of these documents and other documents filed with the SEC by Vincerx (when they become available) through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: Vincerx Pharma, Inc., 1825 S. Grant Street, San Mateo, CA 94402. Copies of the documents filed by Vincerx are also available free of charge in the “Investors—SEC Filings & Financials—SEC Filings” section of Vincerx’s website at: https://investors.vincerx.com/financial-information/sec-filings.

Participants in the Solicitation

Vincerx, QumulusAI, and their respective directors and officers are or may be considered “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from the holders of Vincerx Common Stock with respect to the proposed business combination and related matters described herein. Information about Vincerx’s directors and executive officers, including compensation, is set forth in the sections entitled “Election of Directors—Directors and Nominees” and “Executive Officers” of Vincerx’s definitive proxy statement for its 2024 Annual Meeting of Stockholders, filed with the SEC on April 10, 2024, the section entitled “Compensation of Directors and Executive Officers” of Vincerx’s definitive proxy statement for its special meeting of stockholders, filed with the SEC on December 10, 2024 (the “2025 Special Meeting Proxy Statement”), as well as Vincerx’s Current Report on Form 8-K filed on December 27, 2024.

Information about the ownership of Vincerx Common Stock by Vincerx’s executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the 2025 Special Meeting Proxy Statement, as well as the Form 3 filed on January 6, 2025 for Kevin Haas. Updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be reflected in Forms 3, 4, or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Vincerx’s proxy statement/prospectus and other materials to be filed with the SEC regarding the proposed business combination and related matters. All of these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—SEC Filings & Financials—SEC Filings” section of Vincerx’s website at https://investors.vincerx.com/financial-information/sec-filings.

Stockholders, potential investors, and other readers should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Vincerx intends to file a registration statement on Form S-4 that will include a proxy statement/prospectus that will be sent to all Vincerx and QumulusAI stockholders. Vincerx also will file other documents regarding the proposed business combination and related matters with the SEC. Before making any voting or investment decision, investors and security holders of Vincerx and QumulusAI are urged to read carefully the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination and related matters as they become available because they will contain important information about the proposed business combination and related matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2025

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Name:	Raquel E. Izumi
Title:	Acting Chief Executive Officer